Exhibit 10.13

This note has not been registered under the securities act of 1933, as amended, or any state securities law, and it may not be sold or otherwise transferred in the absence of an effective registration statement under said act or state law or an exemption from such registration requirements; and the borrower may require an opinion of counsel as to the availability of such exemption.

Durham, NC

February 6th, 2024

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Master Loan Agreement

This Master Loan Agreement is established as of February 6th, 2024 between Noah Morgan Private Family Trust, its assigns, and/or designees, (“Lender”) and American Picture House Corporation (“Borrower”). This Agreement shall remain in effect until all Indebtedness is paid in full and the Agreement is terminated in writing by Lender.

MASTER LOAN AGREEMENT. On this date, and from time-to-time hereafter, Lender may make Loans to Borrower. Borrower and Lender (collectively, the “Parties”) enter into this Master Loan Agreement which, together with the applicable Supplement(s) and other Loan Documents, shall govern each separate Loan and all Indebtedness between the Parties. Unless stated to the contrary elsewhere, the provisions of all Loan Documents are incorporated by reference herein as if stated in full. For value received, Borrower promises to pay to order of Lender all Indebtedness governed by this Agreement. Nothing herein shall be construed to obligate Lender to restructure or renew any unpaid balance, any part thereof, or to make any additional or future loans or financial accommodation to Borrower.

SUPPLEMENTS. Loans made on and after the date of this Agreement will be evidenced by a “Promissory Note and Supplement to Master Loan Agreement” (“Supplement”). Each Supplement shall set forth the terms and conditions applicable to each Loan. All Supplements and attachments thereto, including all amendments, renewals, and restatements thereof, are incorporated by reference and made a part of this Agreement unless the contrary is stated in any Loan Document. In any conflict of terms between this Master Loan Agreement and any Supplement, the Supplement shall control, unless the contrary is specifically stated in the Supplement. Any amendment to this Master Loan Agreement shall control all Supplements, unless the contrary is stated in the amendment.

FUTURE CREDIT ACCOMMODATIONS. Borrower may apply for future loans, renewals of unpaid balances, re-financings, re-schedulings, or other credit facilities or accommodations. Each loan application Borrower submits will be evaluated for eligibility and creditworthiness at the time of its submission. Nothing in this Agreement or any other agreement between Borrower and Lender shall be construed to obligate Lender to restructure or renew any unpaid balance, any part thereof, or to make any additional or future loans or financial accommodations to Borrower.

DEFINED TERMS. “Indebtedness” means all Loans, advances, obligations, covenants and duties of any kind owing by Borrower to Lender under this Agreement whether now existing or hereafter arising, absolute or contingent, due or to become due, and whether or not evidenced by any writing, this Agreement or any other Loan Document, and including all interest, charges, fees, attorney’s fees, expenses, and any other sum(s) chargeable to Borrower under this or any other related agreement. “Loan” or “Account” means each loan, credit facility or other obligation evidenced by any Supplement. “Agreement” means this Master Loan Agreement, including all Supplements, attachments and other agreements incorporated by reference and all amendments, modifications, and restatements thereof. “Loan Document” means this Agreement, and any Supplement, guaranty, Security Instrument, and any and all other documents or agreements executed in connection with this Agreement, any Loan or the Indebtedness, and all amendments, modifications, and restatements thereof.

OTHER LOANS WITH LENDER. Unless specifically stated to the contrary in writing by Lender, in this or any other document, this Master Loan Agreement shall not supersede or govern other notes, loan agreements, loans, and obligations by Borrower to Lender not contained in Supplements hereto. Such other loans shall continue to be governed by the applicable loan documents.

TERMS TO GOVERN THIS AGREEMENT AND LOANS:

ARTICLE 1.

Events of Default and Acceleration

(a)	Events of Default Defined. The entire unpaid principal amount of any notes issued by Lender to Borrower (“Loans”) issued under this Agreement shall forthwith become and be due and payable if any one or more the following events (“Events of Default”) shall have occurred and be continuing. An Event of Default shall occur:

(i)	If failure shall be made in the payment of the principal of any Loans when and as the same shall become due and such failure shall continue for a period of ten (10) days after such payment is due;

(ii)	If the Borrower shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Borrower in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its creditors, or shall, in a petition in bankruptcy filed against it be adjudicated a bankrupt, or the Borrower or its directors or a majority of its stockholders shall vote to dissolve or liquidate the Borrower; or

(iii)	If an involuntary petition shall be filed against the Borrower seeking relief against the Borrower under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be stayed or vacated or set aside within ninety (90) days from the filing thereof; or

(iv)	If a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Borrower, a receiver, trustee or liquidator of the Borrower or of all or any substantial part of the property of the Borrower, or approving a petition filed against the Borrower seeking a reorganization or arrangement of the Borrower under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Borrower shall be sequestered; and such order, judgment or decree shall not be stayed or vacated or set aside within ninety (90) days from the date of the entry thereof.

(b)	Rights of the Lender. Nothing in this Agreement shall be construed to modify, amend or limit in any way the right of the Lender to bring an action against the Borrower.

ARTICLE 2.

Use of Proceeds

(a)	Funds Utilization. Shall be utilized as per the Borrowers Officer’s discretion unless otherwise specified in the “Funds Utilization” in subsequent Loans between the Parties.

ARTICLE 3.

Miscellaneous

(a)	Prepayment. The Borrower may prepay any Loans in whole without penalty or premium along with all interest then due.

(b)	Interest. The Lender will be entitled to receive an annualized interest rate payment equivalent to the then published Applicable Federal Rates (AFRs) as determined by the IRS, due and payable in a lump sum payment at the Maturity.

(c)	Convertibility. N/A.

(d)	Transferability. Loans shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law. The Borrower shall treat as the owner of these Loans the person shown as the owner on its books and records. The term “Lender” shall include the initial Lender named on the first page of this Agreement and any subsequent Lender(s) of this Agreement.

(d)	Waiver of Trial by Jury. In any legal proceeding to enforce this Agreement and/or payment of the Loans, the Borrower waives trial by jury.

(e)	Limitation of Borrower Liability. Borrower’s liability to Lender shall not exceed the outstanding principal amount of the Loans any accrued interest plus reasonable attorney’s fees.

(f)	Usury Saving Provision. All payment obligations arising under this Agreement or the subsequent Loans are subject to the express condition that at no time shall the Borrower be obligated or required to pay interest at a rate which could subject the Lender of these Loans to either civil or criminal liability as a result of being in excess of the maximum rate which the Borrower is permitted by law to contract or agree to pay. If by the terms of this Agreement, the Borrower is at any time required or obligated to pay interest at a rate in excess of such maximum rate, the applicable rate of interest shall be deemed to be immediately reduced to such maximum rate, and interest thus payable shall be computed at such maximum rate, and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of principal.

(g)	Notice to Borrower. Notice to the Borrower shall be given to the Borrower at his address provided above or to such other address or person as the Borrower may, from time to time, advise the Lender of the Loans or to the Lender of the Loans at the address set forth on the Borrower’s records. Notice shall be given by hand delivery, certified or registered mail, return receipt requested, overnight courier service which provides evidence of delivery, or by telecopier if confirmation of receipt is given or of confirmation of transmission is sent as herein provided.

(h)	Pre-signed Confession of Judgement. The Borrower will agree to sign a Confession of Judgment in a form acceptable to the courts of North Carolina and provide such additional documentation as required to effect said Confession of Judgement. Failure by the Lender to deliver such timely shall constitute a breach which Lender may utilize to call the Loans and/or subsequent Loans.

(i)	Governing Law. This Agreement has been executed in the State of North Carolina and shall be governed by, construed and interpreted in accordance with the laws of the State of North Carolina.

(j)	Successors and Assigns. This Agreement shall be binding upon the Borrower’s successors and assigns and shall inure to the benefit of the Lender’s successors, legal representatives and permitted assigns; specifically, as per the attached assignment.

(k)	Expenses. In the event that the Lender commences a legal proceeding in order to enforce its rights under this Agreement, the Borrower shall pay all reasonable legal fees and expenses incurred by the Lender with respect thereto, if the Lender is successful in enforcing such action.

ARTICLE 4.

Additional Rights

a)	All Notes are for a One Year-Term. Lender may extend said Notes month-to-month; however, such Notes are due and payable upon their respective anniversaries. Any month-to-month extensions are at the sole discretion of the Lender. Furthermore, the Borrower will grant, at any time as requested by the Lender, a first position lien on all the Borrower’s assets and swill deliver a UCC-1 establishing such timely.

Signatures

In Witness Whereof, the Borrower has executed this Agreement as of the date and year first aforesaid.

American Picture House Corporation. (the “Borrower”)

By:		02/06/2024
	Donald Harris, Secretary	Date

Addendum 1

Additional loans may be made to Borrower by the Lender from time to time and this Master Loan Agreement shall serve as a basis for such loans. If Borrower and/or Lender fail to execute any formal loan(s) between the Parties and Lender provides funds to the Borrower this Master Loan Agreement shall serve as the agreement with regard to such transaction between the Parties unless otherwise so written. Any other such promissory notes (or Loans as in defined in the primary agreement to this Addendum), specific in purpose may also be attached hereto.

(Attach additional notes “Loans” as necessary)